Exhibit 23(d)


                                 CONSENT OF COUNSEL


          We have reviewed this Registration Statement on Form S-4, including the statements made under Description of the Indenture -- "Security", Description of the 1941 Mortgage - "Security" and Description of the 1992 Mortgage - "Security", and we hereby consent to the references to us under the headings Legal Matters and Experts in the Prospectus, which is a part of this Registration Statement.



                             /s/ Rodey, Dickason, Sloan, Akin & Robb, P.A.
                              RODEY, DICKASON, SLOAN, AKIN & ROBB, P.A.

          September 30, 1998
          Albuquerque, New Mexico